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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 20, 2001



                             DUKE ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)



           North Carolina                           1-4928                    56-0205520
  (State or other jurisdiction of          (Commission File Number)          (IRS Employer
   incorporation or organization)                                         Identification Number)


        526 South Church Street                                                 28201-1006
       Charlotte, North Carolina                                                (Zip Code)
 (Address of principal executive offices)
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                                 (704) 594-6200
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

On September 20, 2001, Duke Energy Corporation, two wholly owned subsidiaries of
Duke Energy and Westcoast Energy Inc. entered into a combination agreement.

The agreement provides for the acquisition of all outstanding common shares of Westcoast in exchange for a combination of cash, Duke Energy common shares and exchangeable shares of a Canadian subsidiary of Duke Energy such that approximately 50% of the consideration will be paid in cash and approximately
50% will be paid in stock. The transaction is intended to provide Westcoast shareholders with approximately Cdn$43.80 per share in value, subject to a collar.

Under the terms of the agreement, each common share of Westcoast would be exchanged, at the election of each shareholder, for (i) Cdn$43.80 in cash or
(ii) a portion of a share, based on an exchange ratio, of Duke Energy common stock or of exchangeable shares of a Canadian subsidiary of Duke Energy that are exchangeable for Duke Energy common stock, or (iii) a combination of such consideration. Elections to receive cash, stock or a combination will be subject to proration so that the overall consideration will consist of approximately 50 percent cash and approximately 50 percent stock. For common shares of Westcoast exchanged for stock, the exchange ratio will be determined based on the weighted average trading price of Duke Energy common stock during a trading period prior to the closing of the acquisition, subject to a maximum exchange ratio of 0.7711 and a minimum exchange ratio of 0.6119 within a Duke Energy common stock price range of $36.88 to $46.48.

A Westcoast common shareholder who is a Canadian resident and desires stock consideration can elect either Duke Energy common stock or exchangeable stock of Duke's Canadian subsidiary. The exchangeable shares are the economic and voting equivalent of Duke Energy common stock and provide the opportunity for a tax-deferred exchange for Canadian resident holders of Westcoast common stock. A
Westcoast shareholder who is not a Canadian resident and desires stock consideration may only elect Duke Energy common stock.

The transaction will be effected through a court-approved plan of arrangement in Canada and is subject to, among other things, approval by the securityholders of Westcoast as well as obtaining regulatory approvals. The agreement contains non-solicitation and termination fee provisions.

A copy of the combination agreement is filed as Exhibit 99.1 to this Current
Report on Form 8-K and is incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.
                  --------

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
Exhibit
Number              Description of Document
------              -----------------------
99.1                Combination Agreement dated September 20, 2001.
99.2                Press Release dated September 20, 2001.
99.3                Conference call materials dated September 21, 2001.
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ITEM 9.  REGULATION FD DISCLOSURE.

On September 20, 2001, Duke Energy issued a joint press release with Westcoast announcing that Duke Energy and Westcoast had entered into a combination agreement for the acquisition of Westcoast by Duke Energy. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K. Certain supplementary information to be used in connection with a conference call on September 21, 2001 hosted by Duke Energy and Westcoast regarding the proposed combination is filed as Exhibit 99.3 to this Current Report on Form 8-K. A copy of the combination agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 20, 2001

                             Duke Energy Corporation

                             /s/ David L. Hauser
                             -----------------------------------------------
                             Name: David L. Hauser
                             Title: Senior Vice President and Treasurer

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                                INDEX TO EXHIBITS

Exhibit
Number              Description of Document
------              -----------------------
99.1                Combination Agreement dated September 20, 2001.
99.2                Press Release dated September 20, 2001.
99.3                Conference call materials dated September 21, 2001.
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